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                                   EXHIBIT 21

                              LIST OF SUBSIDIARIES

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                                                                                        STATE OR OTHER
                                                                                       JURISDICTION OF
NAME                                                                                    INCORPORATION
Subsidiaries of MarineMax, Inc. (Delaware):

Bassett Boat Company                                                                       Florida
Bassett Realty, L.L.C.                                                                     Delaware
Bassett Boat Company of Florida                                                            Florida
Gulfwind South, Inc.                                                                       Florida
Gulfwind South Realty, L.L.C.                                                              Delaware
Gulfwind USA, Inc.                                                                         Florida
Harrison's Boat Center, Inc.                                                               California
Harrison's Realty California, L.L.C.                                                       Delaware
Harrison's Marine Centers of Arizona, Inc.                                                 Arizona
Harrison's Realty, L.L.C.                                                                  Delaware
11502 Dumas, Inc.                                                                          Texas



Subsidiaries of 11502 Dumas, Inc. (Texas):

DelHomme Realty, Inc.                                                                      Delaware
9149 Wallisville Road Interests, Inc., dba DelHomme Service Center                         Texas
600 Del Lago Blvd., Inc., dba Louis DelHomme Marine-Del Lago                               Texas
7940 W. I-30 Interests, Inc.                                                               Texas
Airtex Interests, Inc., dba Louis DelHomme Marine--Airtex                                  Texas
South Shore Interests, Inc., dba Louis DelHomme Marine-South Shore                         Texas
Nasa Road Interests, Inc., dba Louis DelHomme Marine--Nasa Road                            Texas
Reeder Road Interests, Inc., dba Louis DelHomme Marine                                     Texas
Lake Lewisville Interests, Inc., dba Louis DelHomme                                        Texas
    Marine-Lake Lewisville
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